Exhibit 21


                        PECO Energy Company Subsidiaries
                           and State of Incorporation
                              At December 31, 1995


PECO Energy Power Company - Incorporated in Pennsylvania

Susquehanna Power Company - Incorporated in Maryland

PECO Energy Capital Corp. - Incorporated in Delaware

PECO Gas Supply Company - Incorporated in Pennsylvania

PECO Wireless, Inc. - Incorporated in Pennsylvania

The Proprietors of the Susquehanna Canal (Inactive)- Incorporated in Maryland

Susquehanna Electric Company - Incorporated in Maryland

Eastern Pennsylvania Development Company - Incorporated in Pennsylvania

Adwin (Schuylkill) Cogeneration, Inc. - Incorporated in Pennsylvania

Adwin Equipment Company - Incorporated in Pennsylvania

Adwin Realty Company  - Incorporated in Pennsylvania

Adwin Investment Company  - Incorporated in Delaware

Buttonwood Associates, Inc.  - Incorporated in Delaware

Energy Performance Services, Inc.  - Incorporated In Pennsylvania

Eastern Pennsylvania Exploration Company  - Incorporated in Pennsylvania